Exhibit 99.1

For Immediate Release

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Katie Pyra
(312) 553-6700

MILLER INDUSTRIES REPORTS 2015 FOURTH QUARTER AND FULL YEAR RESULTS

CHATTANOOGA, Tenn., March 9, 2016/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the fourth quarter and full year ended December 31, 2015.

For the fourth quarter of 2015, net sales were $136.4 million, a decrease of 7.7%, compared to $147.8 million for the fourth quarter of 2014. Net income in the fourth quarter of 2015 was $3.9 million, or $0.34 per diluted share, compared to net income of $5.7 million, or $0.50 per diluted share, in the prior year period.

Gross profit for the fourth quarter of 2015 was $15.3 million, or 11.2% of net sales, compared to $16.6 million, or 11.2% of net sales, for the fourth quarter of 2014. Selling, general and administrative expenses were $8.9 million, or 6.5% of net sales, compared to $7.1 million, or 4.8% of net sales, in the prior year period.

For the full year ended December 31, 2015, net sales were $541.0 million, an increase of 9.8% compared to $492.8 million in the prior year. The Company reported net income of $16.0 million, or $1.41 per diluted share, for the full year of 2015, compared to full year 2014 net income of $14.8 million, or $1.31 per diluted share.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.17 per share, payable March 28, 2016, to shareholders of record at the close of business on March 21, 2016.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company, stated, "We saw strong momentum throughout 2015 both domestically and internationally, with healthy demand for our product offerings resulting in strong financial performance for the year. We delivered solid revenue growth, expanded our margins, and delivered stronger earnings throughout the year as a result of ramp up in production coupled with ongoing cost reduction efforts. Further, we continued the process of consolidating and expanding our Pennsylvania manufacturing operations and began the implementation of several capital projects at our Ooltewah, Tennessee and Greeneville, Tennessee facilities to increase capacity and improve operating efficiencies.”

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MILLER INDUSTRIES REPORTS 2015 FOURTH QUARTER AND FULL YEAR RESULTS	PAGE 2

Mr. Badgley added, "During the fourth quarter, we were encouraged by positive economic trends and customer sentiment. Demand was high, spurring robust quoting activity both domestically and globally, and we have a healthy pipeline of business as we head into 2016. Our exceptionally strong performance in the fourth quarter of 2014 reflected the culmination of a number of deliveries of government-related orders in that quarter that were unique deliveries and one-time in nature. Even without those unusual circumstances, our strong momentum continued in the fourth quarter of 2015.”

Mr. Badgley concluded, "We are pleased with our performance in the quarter and for the full year and remain committed to our strategy for growth. As we begin 2016, our outlook is very positive. We continue to enhance our production capabilities, bid on new contracts, and grow our backlog. We will continue to grow our business, and expand our product offerings and geographical footprint. Finally, our balance sheet is strong and we remain committed to deploying our assets to enhance shareholder value.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, March 10, 2016, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/13796

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through March 24, 2016. The replay number is 1-877-870-5176, Passcode 7483523.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2015 FOURTH QUARTER AND FULL YEAR RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; foreign currency fluctuation; competitors could impede our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in our information technology systems; the effects of new regulation relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2015, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

Miller Industries, Inc. and Subsidiaries - Preliminary

Condensed Consolidated Statements of Income

(In thousands except per share data)

	Three Months Ended			Twelve Months Ended
	December 31 (unaudited)			December 31
			%			%
	2015	2014	Change	2015	2014	Change
NET SALES	$136,435	$147,778	-7.7%	$540,966	$492,776	9.8%

COSTS OF OPERATIONS	121,111	131,208	-7.7%	483,353	439,791	9.9%

GROSS PROFIT	15,324	16,570	-7.5%	57,613	52,985	8.7%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	8,878	7,135	24.4%	31,491	28,496	10.5%

Interest Expense, Net	220	180	22.2%	919	554	65.9%

Other (Income) Expense, Net	113	289	-60.9%	340	437	-22.2%

Total Operating Expenses	9,211	7,604	21.1%	32,750	29,487	11.1%

INCOME BEFORE INCOME TAXES	6,113	8,966	-31.8%	24,863	23,498	5.8%

INCOME TAX PROVISION	2,234	3,309	-32.5%	8,887	8,660	2.6%

NET INCOME	3,879	5,657	-31.4%	15,976	14,838	7.7%

LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	-	-	N/A	-	66	-100.0%

NET INCOME ATTRIBUTABLE TO MILLER INDUSTRIES, INC.	$3,879	$5,657	-31.4%	$15,976	$14,904	7.2%

BASIC INCOME PER COMMON SHARE	$0.34	$0.50	-32.0%	$1.41	$1.32	6.8%

DILUTED INCOME PER COMMON SHARE	$0.34	$0.50	-32.0%	$1.41	$1.31	7.6%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.16	$0.15	6.7%	$0.64	$0.60	6.7%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,324	11,302	0.2%	11,324	11,297	0.2%
DILUTED	11,360	11,354	0.1%	11,360	11,354	0.1%